Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

      We consent to the incorporation by reference in Registration Statements (Nos. 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and 333-5910) on
Form S-8 of Balchem Corporation and subsidiaries of our report dated March 16, 2006 relating to our audit of the consolidated financial statements, financial schedules and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Balchem Corporation for the year ended December 31, 2005.

/s/McGladrey & Pullen, LLP
New York, New York
March 16, 2006